EXHIBIT 10.15

AMENDMENT NUMBER FOUR
TO THE FLOWSERVE CORPORATION SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
AS AMENDED AND RESTATED NOVEMBER 2, 2018

WHEREAS, Flowserve Corporation (“Flowserve”) maintains the Flowserve Corporation Supplemental Executive Retirement Plan, as amended and restated November 2, 2018 (as amended, the “Plan”);

WHEREAS, Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Plan;

WHEREAS, Flowserve desires to amend the Plan to clarify certain provisions regarding permissible methods of withholding applicable taxes on contribution credits and interest credits to the Plan; and

WHEREAS, pursuant to Section 9.1 of the Plan, the Board of Directors may amend the Plan, and the Board of Directors has previously delegated all settlor and administrative authority, including the power to amend the Plan, to the Organization & Compensation Committee, which has in turn delegated the authority to amend the Plan to Flowserve’s Pension and Investment Committee (the “Committee”).

NOW, THEREFORE, pursuant to the powers enumerated in Section 9.1 of the Plan, the Committee hereby amends the Plan in accordance with the foregoing as follows, effective as of January 1, 2026:

1.The first paragraph of Section 4.2 is deleted in its entirety and replaced with the following:

“4.2 Amount of Benefits. Each Eligible Executive Officer shall have a cash balance account. The cash balance account is a bookkeeping account that the Company uses to record an Eligible Executive Officer's opening cash balance account, contribution credits and interest credits earned under the Plan and is not in an actual account having Plan assets allocated to it. Annual contribution credits and quarterly interest credits (in each case, less any applicable FICA taxes on such amounts, as determined in the sole discretion of the Company) shall be credited to an Eligible Executive Officer’s cash balance account on a quarterly basis (i) for the quarter to which such credits relate and (ii) in the quarter following the quarter to which such credits relate.”

IN ALL RESPECTS NOT AMENDED HEREIN, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer.

FLOWSERVE CORPORATION

By: /s/ Susan Hudson
Susan Hudson
Senior Vice President & Chief Legal Officer

January 15, 2026
Dated